                                                                    Exhibit 99.1

[HUBBELL LOGO]

                     Date:           April 13, 2005             NEWS RELEASE

                     For Release:    IMMEDIATELY
--------------------------------------------------------------------------------

                                                          Hubbell Incorporated
                                                          584 Derby-Milford Road
                                                          P. O. Box 549
                                                          Orange, CT  06477
                                                          203-799-4100

                     Contact:         Thomas R. Conlin




                     HUBBELL UPDATES 2005 EARNINGS GUIDANCE

ORANGE, CT. (April 13, 2005) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today revised its guidance for earnings per share for its fiscal year ending December 31, 2005.

Citing its previous guidance of $2.65-2.95 fully diluted earnings per share provided in a conference call and webcast on January 20, 2005, management now anticipates that EPS will approximate $2.55-2.80. As was announced previously and reaffirmed today, the range does not include $20-30 million, pre-tax, of 2005 restructuring expenses.

"Hubbell does not provide quarter-by-quarter projections for sales or profit," said Timothy Powers, Chairman, President, and CEO, "but our experience year-to-date requires revision of our full-year guidance."

"The year has begun with a lower level of sales than we had anticipated in the Electrical Segment and specifically in our Lighting business. While sales are marginally higher than last year, product pricing remains difficult versus higher materials costs. Each of our other segments are performing at our expectations," Powers continued, "with notable strength at Power Systems and Industrial Technology. Nonetheless, since Lighting is Hubbell's largest business, the shortfall in operating profit there is expected to bring 2005 EPS below previously published projections."

"We remain optimistic that, as non-residential construction and other core markets increase in activity through the remainder of the year, Hubbell will report another year of positive growth in 2005."

                                  -continued-

"For the first quarter 2005, we expect reported fully diluted earnings per share to be in the $.44-.47 range which includes approximately $1.9 million, pre-tax, of restructuring expenses related to our lighting operations and approximately $4.6 million, pre-tax, of transactional expenses consisting of legal, accounting, and consulting fees in support of our strategic growth initiatives."

Hubbell will webcast an Analysts Conference Call to discuss this press release beginning at 8:00 AM on April 14, 2005. The live audio of the call will be available at www.hubbell.com. To access the webcast click on "Investor Info" and then "Events Calendar." The conference call will also be archived 24 hours after its conclusion; to access the audio archive click on "Investor Info" and then on "Audio Archives."

A telephone replay of the conference call will be available two hours after its conclusion and will remain available until April 14, 2005. To access the replay dial 707-645-9291. The replay pass code is 5552337.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations.
These statements may be identified by the use of forward-looking words or phrases such as "may", "potential", "plan", "could", "expect", "expected", "uncertain", "goal", "probably", "anticipates", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price


                                  -continued-
increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the "Business" Section in the Annual Report on Form 10-K for the year ended December 31, 2004.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2004 revenues of $2.0 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                   # # # # #